                                                                    Exhibit 21.1

               List of Subsidiaries -- Orion Power Holdings, Inc.


Name of Entity                              Jurisdiction
Erie Boulevard Hydropower, L.P.              Delaware
Carr Street Generating Station, L.P.         Delaware
Orion Power New York GP, Inc.                Delaware
Orion Power Holdings, Inc.                   Delaware
Orion Power New York, L.P.                   Delaware
Orion Power New York LP II, Inc.             Delaware
Orion Power New York GP II, Inc.             Delaware
Astoria Generating Company, L.P.             Delaware
COSI Great Lakes, Inc.                       Maryland
Orion Power New York LP, Inc.                Delaware
Orion Power MidWest, L.P.                    Delaware
Orion Power MidWest GP, Inc.                 Delaware
Orion Power MidWest LP, Inc.                 Delaware
COSI Astoria, Inc.                           Maryland
COSI Cold Water, Inc.                        Maryland
COSI Carr Street, Inc.                       Maryland
Orion Power Development Company, Inc.        Delaware
OPD Group, Inc.                              Delaware
MidAtlantic Liberty Corporation              Delaware
MidAtlantic Liberty II Corporation           Delaware
MidAtlantic Liberty Member Corporation       Delaware
MidAtlantic Liberty Member II Corporation    Delaware
Liberty Electric PA, LLC                     Delaware
Liberty Electric Power, LLC                  Delaware
Twelvepole Creek, LLC                        Delaware
MidWest Henderson Corporation                Delaware
Grane Creek, LLC                             Delaware
MidAtlantic Kelson Corporation               Delaware
Free State Electric, LLC                     Delaware
MidWest Beaver Corporation                   Delaware
Beaver River, LLC                            Delaware